Exhibit 99.1

Einstein Noah Restaurant Group, Inc. Announces Commencement of a

Secondary Common Stock Offering by Greenlight Capital, Inc.

LAKEWOOD, Colo., August 5, 2013 — Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL) today announced an underwritten secondary public offering of 1.5 million shares of its common stock by Greenlight Capital, Inc. and its affiliates. The Company will not sell any shares or receive any proceeds from the offering.

Morgan Stanley is acting as the sole underwriter for the offering.

The offering is being made pursuant to an effective shelf registration statement. The offering may be made solely by means of a prospectus supplement and accompanying prospectus.

Copies of the prospectus supplement and accompanying prospectus may be obtained from: Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, Telephone: (866) 718-1649 (email: prospectus@morganstanley.com). You may also obtain these documents free of charge by visiting the Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Einstein Noah Restaurant Group

Einstein Noah Restaurant Group, Inc. is a leading company in the quick casual restaurant industry that operates Company-owned, franchised and licensed locations under the Einstein Bros.®, Noah’s New York Bagels® and Manhattan Bagel® brands. The Company’s retail system consists of over 820 restaurants in 40 states and the District of Columbia. It also operates a dough production facility. The Company’s stock is traded on the NASDAQ under the symbol BAGL.

Forward Looking Statement Disclosure

Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “guideline,” “forecast,” “estimate,” “project,” “plan to,” “is designed to,” “look forward,” “expects,” “prospects,” “intend,” “indications,” “expect,” “should,” “would,” “believe,” “target,” “trend,” “contemplate,” “anticipates” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating), or achievements to differ materially from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. These unknown risks, uncertainties and other factors are more fully discussed in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2013 and its Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2013. Any forward-looking statements by the Company are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contacts:

Investor Relations:

Raphael Gross

203-682-8253

raphael.gross@icrinc.com

Media Relations:

Liz Brady DiTrapano

646-277-1226

liz.ditrapano@icrinc.com

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